Exhibit 4.21
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY ASTERISKS IN BRACKETS [**]. THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

SEVENTH AMENDMENT TO THE AMENDED AND RESTATED
REVOLVING TRADE

RECEIVABLES PURCHASE AGREEMENT AND ACCESSION AGREEMENT
MEMORANDUM OF AGREEMENT made as of the 6th day October, 2017.
BETWEEN:
CELESTICA INC.,
(hereinafter referred to as the "Servicer"),

and

CELESTICA LLC,
CELESTICA HOLDINGS PTE LTD,
CELESTICA VALENCIA S.A. (SOCIEDAD UNIPERSONAL),
CELESTICA HONG KONG LTD.,
CELESTICA (ROMANIA) S.R.L.,
CELESTICA JAPAN KK,
CELESTICA OREGON LLC,
CELESTICA ELECTRONICS (M.) SDN. BHD.,
CELESTICA IRELAND LIMITED
and
CELESTICA INTERNATIONAL INC.
(hereinafter referred to collectively as the "Sellers"), and
DEUTSCHE BANK (MALAYSIA) BERHAD
(hereinafter referred to as "Purchaser", and together with Deutsche Bank, as the "Purchasers")
- and -
DEUTSCHE BANK AG, NEW YORK BRANCH,
(hereinafter referred to as the "Administrative Agent" and "Deutsche Bank").
WHEREAS the Sellers, the Servicer, the Purchasers and the Administrative Agent are parties to an Amended and Restated Revolving Trade Receivables Purchase Agreement, dated as of November 4, 2011, as amended by the First Amendment, dated as of November 19, 2012; by the Second Amendment, dated as of January 2, 2013; by the Third Amendment, dated as of November 21, 2013, by the Fourth Amendment, dated as

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of November 21, 2014, by the Fifth Amendment, dated as of November 23, 2015 and by the Sixth Amendment dated as of November 23, 2016 (as so amended, the "Receivables Purchase Agreement");

WHEREAS the Sellers, the Servicer, the Purchasers and the Administrative Agent now wish to further amend the Receivables Purchase Agreement by this Seventh Amendment to the Amended and Restated Revolving Trade Receivables Purchase Agreement and Accession Agreement (this "Amending Agreement");
AND WHEREAS Section 9.1 of the Receivables Purchase Agreement permits written amendments thereto with the written consent of each of the Sellers, the Servicer, the Required Purchasers and the Administrative Agent;
NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the premises, covenants and agreements of the parties herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, the parties hereby covenant and agree as follows:

1.
Defined Terms: All capitalized terms and expressions used and not otherwise defined in this Amending Agreement including in the recitals hereto shall have the meanings specified in the Receivables Purchase Agreement.

2.	Amendments of Definitions:
A new definition of "Seventh Amendment" is hereby included in the correct alphabetical order:
“Seventh Amendment”: the Seventh Amendment to the Amended and Restated Revolving Trade Receivables Purchase Agreement, dated as of October 6, 2017, by and among the Servicer, the Sellers, Deutsche Bank (Malaysia) Berhad and Deutsche Bank AG, New York Branch."

3.	Amendments to Section 2.2(c): The ultimate paragraph of Section 2.2(c) is amended and restated in its entirety as follows:
"The Servicer and the Sellers acknowledge and agree that a portion of the Receivables will be offered for sale by Deutsche Bank AG, New York Branch, as Purchaser, to HSBC Bank Canada, as a participant, pursuant to the terms and subject to the conditions of a participation agreement entered into between it and Deutsche Bank AG, New York Branch. While Deutsche Bank AG, New York Branch, will be the nominal purchaser of any such Receivables taken up by HSBC Bank Canada, on the terms and subject to the conditions of such participation agreement, the Administrative Agent's notice of acceptance of the offer to purchase any such Receivables will identify which Receivables are being acquired for the benefit of the participant, and the participant will be directed by Deutsche Bank AG, New York Branch to make payment of the Purchase Price therefor directly to the Servicer. Neither the Administrative Agent nor any Purchaser shall have liability, contingent or otherwise, for payment of such amounts or any loss resulting from the non-payment of such amounts."

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4.    Amendment of Section 2.6(b). Section 2.6(b) is hereby amended by replacing the phrase
"on the due in the fourth line with the phrase "on the last Business Day of each calendar week following the due date thereof”.
5.    Amendment of Section 2.13(c). Section 2.13(c) is hereby amended by replacing the phrase "on each day selected by the Servicer (each, a "Transfer Date") but no less than once every calendar week" with the phrase "on the last Business Day of each calendar week (each, a "Transfer Date").
6.    Amendment of Section 6.3(a). Section 6.3(a) is hereby amended by replacing the phrase "At least once every calendar week" with the phrase "On the last Business Day of each calendar week".
7.    Amendment to the Obligor Limits Schedule 1.2, "Eligible Buyers, Obligor Limits
and Applicable Percentages" is deleted and replaced with Schedule 1.2 attached hereto.
8.    Representations and Warranties To induce the Administrative Agent and the
Purchasers to enter into this Amending Agreement, the Guarantor and each of the Sellers hereby jointly and severally make the following representations and warranties (provided that Celestica Valencia and Celestica Romania shall only be responsible hereunder for its own representations and warranties):
(a)The Guarantor and each of the Sellers hereby represent and warrant as of the date of this Amending Agreement that no Termination Event or Incipient Termination Event has occurred and is continuing.
(b)The Guarantor and each of the Sellers hereby represent and warrant as of the date of this Amending Agreement and as of the Effective Date (as defined below) that the audited consolidated balance sheets of Celestica Canada and its consolidated Subsidiaries as at December 31, 2016, and the related statements of income and of cash flows of Celestica Canada for the fiscal year ended on such dates, present fairly in all material respects the consolidated financial condition of Celestica Canada and its consolidated Subsidiaries as at such date, and Celestica Canada's consolidated results of operations and cash flows for the respective fiscal years then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP, applied consistently throughout the periods involved (except as approved by Celestica Canada's accountants and disclosed therein).
(c)The Guarantor and each of the Sellers hereby represent and warrant as of the date of this Amending Agreement and as of the Effective Date (as defined below) that since the date of the most recent financial statements made available to the Administrative Agent and the Purchasers there has been no change, development or event that has had or could reasonably be expected to have a Material Adverse Effect.
9.    Ratification Except for the specific changes and amendments to the Receivables
Purchase Agreement contained herein, the Receivables Purchase Agreement and all related documents are in all other respects ratified and confirmed and the Receivables Purchase

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Agreement as amended hereby shall be read, taken and construed as one and the same instrument.

10.
Counterparts This Amending Agreement may be executed by one or more of the parties to this Amending Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of this Amending Agreement signed by all the parties shall be lodged with the Servicer and the Administrative Agent.

11.
Confirmation of Guarantee Guarantor hereby confirms and agrees that (i) the Guarantee is and shall continue to be in full force and effect and is otherwise hereby ratified and confirmed in all respects; and (ii) the Guarantee is and shall continue to be an unconditional and irrevocable guarantee of all of the Obligations (as defined in the Guarantee).

12.
Further Assurances Each party shall, and hereby agrees to, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, such further acts, deeds, mortgages, transfers and assurances as are reasonably required for the purpose of accomplishing and effecting the intention of this Amending Agreement.

13.
Conditions to Effectiveness This Amending Agreement shall become effective (such date being the "Effective Date") upon receipt by the Administrative Agent of counterparts (i) hereof, duly executed and delivered by each of the parties hereto and (ii) of the revised Usage Agreement duly executed and delivered by Celestica Canada. The Administrative Agent shall inform the Guarantor, the Sellers and the Purchasers of the occurrence of the Effective Date.

14.
Successors and Assigns This Amending Agreement shall be binding upon and inure to the benefit of the Sellers, the Servicer, the Purchasers, the Administrative Agent, and their respective successors and permitted assigns.

15.	Governing Law This Amending Agreement shall be governed and construed in accordance with the laws of the Province of Ontario.

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IN WITNESS WHEREOF, the parties hereto have caused this Amending Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
CELESTICA INC., as Servicer and as Guarantor
By: /s/ Mandeep Chawla
Name: Mandeep Chawla
Title: Authorized Signatory
CELESTICA LLC
By: /s/ Mandeep Chawla Name: Mandeep Chawla
Title: Authorized Signatory
CELESTICA HOLDINGS PTE LTD
By: /s/ Raymond Wu
Name: Raymond Wu
Title: Authorized Signatory
CELESTICA VALENCIA S.A. (SOCIEDAD UNIPERSONAL)
By: /s/ Mandeep Chawla
Name: Mandeep Chawla
Title: Authorized Signatory
CELESTICA HONG KONG LTD.

By: /s/ Raymond Wu
Name: Raymond Wu
Title: Authorized Signatory

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CELESTICA (ROMANIA) S.R.L.

By: /s/ Rob Schormans
Name: Rob Schormans
Title: Authorized Signatory
CELESTICA JAPAN KK
By: /s/ Raymond Wu
Name: Raymond Wu
Title: Authorized Signatory
CELESTICA ELECTRONICS (M) SDN. BHD.
By: /s/ C.C.Yong
Name: C.C. Yong
Title: Authorized Signatory

CELESTICA OREGON LLC
By: /s/ Walter Jankovic
Name: Walter Jankovic
Title: Authorized Signatory

CELESTICA INTERNATIONAL
INC.
By: /s/ Mandeep Chawla
Name: Mandeep Chawla
Title: Authorized Signatory

CELESTICA IRELAND LIMITED

By: /s/ John Sweetnam
Name: John Sweetnam
Title: Authorized Signatory

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DEUTSCHE BANK (MALAYSIA) BERHAD, as Purchaser
By: /s/ Henry Koo
Name: Henry Koo
Title: Relationship Manager

DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent and as Purchaser
By: /s/ Robert Altman
Name: Robert Altman
Title: Vice President
By: /s/ Chad Hildebrant
Name: Chad Hildebrant
Title: Vice President

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SCHEDULE 1.2
To the Receivables Purchase Agreement, Eligible Buyers, Obligor Limits and Applicable Percentages

	Spread	DB CLOSING COMMITMENT	HSBC CLOSING COMMITMENT	GLOBAL CLOSING COMMITMENT
Cisco Systems Inc.	[**]%	[**]		[**]
Google Inc.	[**]%	[**]		[**]
Honeywell International Inc.	[**]%		[**]	[**]
Honeywell Limited	[**]%		[**]	[**]
IBM Corporation	[**]%	[**]		[**]
IBM Corporation Endicott	[**]%		[**]	[**]
Juniper Networks Inc.	[**]%	[**]		[**]
NEC Corporation	[**]%	[**]		[**]
AMAT-VMO	[**]%	[**]		[**]
Applied Materials SE Asia PTE	[**]%	[**]		[**]
EMC Information Systems INTL	[**]%	[**]		[**]
Oracle America, INC.	[**]%	[**]		[**]
Hitachi Metals, Ltd	[**]%	[**]		[**]
EMC CORPORATION	[**]%	[**]		[**]
IBM Manufacturing Solutions Pte Ltd.	[**]%	[**]	[**]	[**]
GE Healthcare Austria GmbH & Co OG	[**]%	[**]		[**]
HP Japan Inc.	[**]%	[**]		[**]
TOTAL		[**]	[**]	[**]

[**] Certain confidential information contained in this document, marked with asterisks in brackets, has been redacted pursuant to a request for confidential treatment and has been filed separately with the United States Securities and Exchange Commission.

confidential

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